SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Exxon Mobil Corporation

(Name of Registrant as Specified in Its Charter)

Engine No. 1 LLC

Engine No. 1 LP

Engine No. 1 NY LLC

Christopher James

Charles Penner

Gregory J. Goff

Kaisa Hietala

Alexander Karsner

Anders Runevad

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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From time to time, Engine No. 1 LLC may distribute the following message to certain institutions or stockholders regarding its proxy solicitation at Exxon Mobil Corporation.

Hi [Name],

We are writing to correct and clarify certain recent assertions by Exxon Mobil Corp. regarding Engine No. 1’s nominees and other matters.

Gregory Goff:

On page 58 of its investor presentation filed earlier this week, ExxonMobil refers to supposed concerns about Greg’s judgments made as CEO in connection with 2018 buyback transactions at Andeavor, which it says resulted in a fine imposed on Andeavor by the SEC.

●	This apparently refers to a settlement agreed to with the SEC by Marathon Petroleum after it acquired Andeavor, which addressed alleged failures with respect to internal accounting controls at Marathon and Andeavor, not Greg’s judgment as CEO.
●	While ExxonMobil suggests such a settlement is disqualifying:

¡	While current ExxonMobil board member Steven Kandarian was the CEO of Metlife in 2018, Metlife entered into a settlement agreement with the SEC in which Metlife admitted to failing to maintain effective controls over financial reporting and was charged by the SEC with violating the same regulation at issue in the Marathon settlement.
¡	While current ExxonMobil board member Jeffrey Ubben was the CEO of ValueAct in 2016, ValueAct paid the largest settlement amount ever recorded for a violation of the Hart-Scott Rodino Antitrust regulations.

ExxonMobil also claims without explanation that Greg’s service on the board of Enbridge presents a conflict.  Our counsel has again reviewed ExxonMobil’s publicly-filed policies and sees no basis for this assertion.

Anders Runevad:

We wish to clarify that as of April 2021 Anders Runevad no longer serves on the board of Nilfisk, and thus only serves on 3 public company boards, not 4.  We will update our public documents to reflect this fact.

Other statements regarding our nominees and process:

We address the company’s other assertions regarding our nominees which we believe are either misleading or lack context in our investor presentation which can be found at https://reenergizexom.com/wp-content/uploads/2021/04/Engine-No.-1-Reenergize-ExxonMobil-Investor-Presentation.pdf.

Lastly, we believe many of the company’s assertions regarding our engagement with ExxonMobil are either misleading or lack proper context.  The “Background” section of our proxy statement addresses the relevant events and can be found at https://www.sec.gov/Archives/edgar/data/34088/000090266421001931/p21-0957defc14a.htm.

We are very appreciative of your time and are happy to address any concerns you may have on these or other matters regarding our nominees or process raised by ExxonMobil in its materials or directly with you.

Best,

[Engine No. 1 representative]